Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information presented below sets forth the financial position and results of operations of Cool Holdings, Inc. (“Cool Holdings” or the “Company”) after giving effect to the acquisition of Simply Mac, Inc. (“Simply Mac”).

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Simply Mac (the “Acquisition”) and were prepared in accordance with the regulations of the SEC and generally accepted accounting principles in the United States. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 is presented as if the Acquisition occurred on December 31, 2018, and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2019 is presented as if the acquisition occurred on January 1, 2019.  Simply Mac operates on a 52-53 week fiscal year ending on the Saturday closest to January 31st.  Simply Mac’s fiscal 2018 ended on February 2, 2019 and its balance sheet as of that date are included in the unaudited pro forma condensed balance sheet.  Similarly, Simply Mac’s 2019 second fiscal quarter ended on August 3, 2019, and its results for the 26 weeks then ended are included in the unaudited pro forma condensed consolidated statement of operations.

The pro forma financial information is presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position actually would have been had the Acquisition been completed on the date indicated or what the combined company's results of operations actually would have been had the Acquisition been completed as of the beginning of the periods indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. The pro forma financial statements include adjustments for events that are (1) directly attributable to the aforementioned transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. Certain of these adjustments are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes to the information presented.

It should be noted that there have been no material transactions between Cool Holdings and Simply Mac during the periods presented in the unaudited pro forma condensed combined financial statements. In addition, these statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the Acquisition, or the costs to integrate the operations of Cool Holdings and Simply Mac or other structural changes.

The pro forma financial information has been derived from and should be read in conjunction with the following:

(a)	consolidated financial statements and related notes of Cool Holdings, as filed with its Annual Report on Form 10-K for the year ended December 31, 2018;
(b)	consolidated financial statements and related notes of Cool Holdings, as filed with its Quarterly Report on Form 10-Q for the six months ended June 30, 2019;
(c)	financial statements and related notes of Simply Mac for the fiscal year ended February 2, 2019, as filed herewith on Form 8-K/A; and
(d)	financial statements and related notes of Simply Mac for the 26 weeks ended August 3, 2019, as filed herewith on Form 8-K/A.

COOL HOLDINGS, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of December 31, 2018

(in thousands)

	Historical		Pro Forma Acquisition Adjustments
	Cool Holdings	Simply Mac	Amount	Notes	Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,281	$92			$1,373
Restricted cash	2,012	—			2,012
Trade accounts receivable, net	2,287	1,452			3,739
Other accounts receivable	1,262	—	$461	C	1,723
Inventory	3,623	10,995			14,618
Prepaid assets	314	504			818
Current assets of discontinued operations	788	—			788
Total current assets	11,567	13,043	461		25,071
Property and equipment, net	1,009	951			1,960
Intangibles, net	883	—	2,092	E	2,975
Goodwill	—	—	3,582	E	3,582
Other assets	232	58			290
Total assets	$13,691	$14,052	$6,135		$33,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,013	$4,516			$9,529
Accrued expenses	1,555	1,939	$373	D	3,867
Notes payable	4,464	—	5,155	A	17,477
			7,858	B
Current liabilities of discontinued operations	2,543	—			2,543
Total current liabilities	13,575	6,455	13,386		33,416
Long-term notes payable	2,873	—			2,873
Other long-term liabilities	—	346			346
Total liabilities	16,448	6,801	13,386		36,635
Stockholders’ equity:
Common stock	8	—			8
Preferred stock	—	—			—
Additional paid-in capital	35,303	78,797	(78,797)	F	35,303
Accumulated other comprehensive loss	(1,011)	—			(1,011)
Accumulated deficit	(37,057)	(71,546)	71,546	F	(37,057)
Total stockholders’ equity	(2,757)	7,251	(7,251)		(2,757)
Total liabilities and stockholders’ equity	$13,691	$14,052	$6,135		$33,878

COOL HOLDINGS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	For the Six Months Ended June 30, 2019
	Cool Holdings	Simply Mac	Pro Forma Acquisition Adjustments	Notes	Pro Forma Consolidated
Net sales	$10,154	$40,587			$50,741
Cost of sales	7,608	30,950			38,558
Gross profit	2,546	9,637			12,183
Selling, general and administrative expenses	9,957	12,043	$70	G	22,070
Operating loss	(7,411)	(2,406)	(70)		(9,887)
Other expense:
Interest, net	(1,687)	—	(781)	H	(2,468)
Other income (expense)	(171)	—			(171)
Loss before provision for income taxes	(9,269)	(2,406)	(851)		(12,526)
Provision for income taxes	(1)	—			(1)
Loss from continuing operations	(9,270)	(2,406)	(851)		(12,527)
Loss from discontinued operations	(3)	—			(3)
Net loss	$(9,273)	$(2,406)	$(851)		$(12,530)
Net loss per share (basic and diluted):
Continuing operations	$(1.12)				$(1.51)
Discontinued operations	(0.00)				(0.00)
Total	$(1.12)				$(1.51)
Basic and diluted weighted-average number of common shares outstanding	8,281				8,281

COOL HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 is presented as if the Acquisition of Simply Mac occurred on December 31, 2018. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2019 assumes that the Acquisition took place on January 1, 2019 and combines the historical results of Cool Holdings and Simply Mac.

2.	Acquisition Consideration

The total consideration for the purchase of Simply Mac amounted to $12,552,000 and was comprised of the following three components: (i) $5,155,000 paid in cash, (ii) $7,858,000 paid in the form of a one-year promissory note to the seller, and (iii) reduced by $461,000 representing a post-closing working capital refund owed by the seller. Cool Holdings raised the $5,155,000 through the sale in a private placement of a series of one-year promissory notes to various investors.

3.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements include pro forma adjustments to give effect to the sale of convertible notes by Cool Holdings to raise the funds needed to acquire Simply Mac, the issuance of the promissory note to the seller and the purchase of the net assets of Simply Mac. The pro forma adjustments are described below.

A.	To record the $5,155,000 proceeds from the private placement of promissory notes by Cool Holdings to raise the cash needed to purchase Simply Mac.
B.	To record the promissory note issued by Cool Holdings to the seller of Simply Mac as part of the purchase consideration.
C.	To record the post-closing working capital adjustment which represented a refund of the purchase price of Simply Mac.
D.	To record estimated transaction expenses, primarily legal fees, incurred by Cool Holdings that were not recorded as of December 31, 2018.
E.	To record goodwill arising from the Simply Mac acquisition represented by the total purchase price less the net assets of Simply Mac.
F.	To reflect the elimination of the equity of Simply Mac representing the investment of the selling shareholder.
G.	To record amortization of the Simply Mac intangibles.
H.	To record interest expense on the acquisition debt incurred by Cool Holdings.
I.

It should be noted that adjustment D is reflected in the pro forma condensed consolidated balance sheet only. This adjustment comprises the estimated transaction expenses incurred by Cool Holdings. In accordance with the rules of the SEC contained in Regulation S-X Rule 11.02(b)(6), this adjustment is not reflected in the pro forma condensed consolidated statement of operations because it represents “nonrecurring” charges that result directly from the transaction and which will be included in the statement of operations of the combined entity within the 12 months following the transaction.